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EXHIBIT 23.1


Consent of Independent Auditors




We consent to the incorporation of our report dated April 14, 2008, on the financial statements of Continan Communications, Inc. (the "Company") at December 31, 2007 and December 31, 2006 and for the period from inception (September 16, 2002) to December 31, 2007 included in the Form 10-KSB of Continan Communications, Inc. as filed with the Securities and Exchange Commission on April 15, 2008


/s/ Sutton Robinson Freeman & Co., P.C.
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Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants
Tulsa, Oklahoma
April 15, 2008